                                                   Registration No. 333-________

    As filed with the Securities and Exchange Commission on March 23, 2000

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                               Venator Group, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           New York                                               13-3513936
-------------------------------                              -------------------
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

            233 Broadway, New York, New York                 10279
        ----------------------------------------           ----------
        (Address of Principal Executive Offices)           (Zip Code)


                            Venator Group 401(k) Plan
--------------------------------------------------------------------------------
                            (Full title of the plan)

                       Gary M. Bahler, General Counsel,
            Venator Group, Inc., 233 Broadway, New York, NY 10279
--------------------------------------------------------------------------------
                    (Name and address of agent for service)

                                 (212) 553-2000
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
                                        Proposed      Proposed
Title of                                maximum       maximum
securities             Amount           offering      aggregate      Amount of
to be                   to be            price        offering     registration
registered         registered (1)     per unit (2)     price           fee
----------         --------------     ------------    ---------    ------------
Common Stock,         750,000            $8.00       $6,000,000      $1,584
$.01 par value         Shares
(including the
associated
Preferred Stock
Purchase Rights)
-------------------------------------------------------------------------------


(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement covers an indeterminate amount of interests to be offered or sold pursuant to the plan.

(2) In accordance with Rule 457 under the Securities Act of 1933, solely for the purpose of calculating the registration fee, the maximum offering price per unit is based on the average of the high and low prices of Registrant's common stock as reported on the Composite Tape for New York Stock Exchange Listed Stocks on March 17, 2000.

                      REGISTRATION OF ADDITIONAL SECURITIES

         The contents of the Form S-8 Registration Statement No. 33-97832 relating to the Venator Group 401(k) Plan are incorporated by reference into this Registration Statement.

                                    PART II.
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         ITEM 8. EXHIBITS.

         The exhibits filed as part of this Registration Statement are listed in the Index of Exhibits that begins on page 4.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 20, 2000.

                                   VENATOR GROUP, INC.


                                   By:  /s/ Dale W. Hilpert
                                        -------------------------------------
                                        Dale W. Hilpert
                                        President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 20, 2000.

         Signature                                         Title
         ---------                                         -----
/s/ Dale W. Hilpert                          Director, President and Chief
------------------------------               Executive Officer
    Dale W. Hilpert

/s/ Bruce L. Hartman                         Senior Vice President and Chief
------------------------------               Financial Officer
    Bruce L. Hartman

/s/ Robert W. McHugh                         Vice President and Chief Accounting
------------------------------               Officer
    Robert W. McHugh

    J. Carter Bacot*                         Director
    Purdy Crawford*                          Director
    Roger N. Farah *                         Director and Chairman of the Board
    Philip H. Geier, Jr.*                    Director
    Jarobin Gilbert, Jr.*                    Director
    Allan Z. Loren*                          Director
    Margaret P. MacKimm*                     Director
    John J. Mackowski*                       Director
    James E. Preston*                        Director
    Christopher A. Sinclair*                 Director

* Dale W. Hilpert, by signing his name hereto, is also signing as attorney-in-fact for the named directors.


         The Plan. Pursuant to the requirements of the Securities Act of 1933, the plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 20, 2000.


                                     VENATOR GROUP 401(K) PLAN


                                     By: /s/ Dale W. Hilpert
                                         -----------------------------------
                                         Dale W. Hilpert, Member
                                         Venator Group, Inc.
                                         Retirement Administration Committee

                               VENATOR GROUP, INC.

                                INDEX OF EXHIBITS


EXHIBIT
NUMBER                        DESCRIPTION
------                        -----------
5                          Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

23.1 Consent of Skadden, Arps, Slate, Meagher & Flom LLP is contained in its opinion filed as Exhibit 5 to this Registration Statement.

23.2                       Consent of KPMG LLP.

24                         Powers of Attorney granted to Dale W. Hilpert, Gary
                           M. Bahler and Bruce L. Hartman.


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